UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 20, 2015

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 20, 2015, the Board of Directors (the “Board”) of CNS Response, Inc. (the “Company”) appointed Robin L. Smith, M.D., MBA to the Company’s Board and to serve as its Chairman. Dr. Smith was also appointed to the Governance and Nominations Committee, and will serve as its Chair.

Also on August 20, 2015, the Board approved an award of options to purchase 250,000 shares of the Company’s common stock for each of the Company's directors. The options are exercisable at a price per share of $0.055, the closing price of the Company's common stock on the date of grant, and will vest pro-rata over 36 months. The Board also approved an award of 750,000 shares of the Company's restricted common stock to Dr. Smith in connection with her appointment as Chairman of the Company's Board. The restricted shares of the Company's common stock will vest pro-rata over 36 months.

Robin L. Smith, M.D., MBA

Dr. Robin L. Smith, is currently the Chairman of the Board of Directors of Caladrius Biosciences (formerly NeoStem) (NASDAQ:CLBS), an emerging cellular therapy business, was Executive Chairman of NeoStem from January 2015 through June 2015 after having previously served as Chairman and Chief Executive Officer of Caladrius Biosciences from 2006 to 2015.

Dr. Smith has an extensive and diversified background in health care, sales and marketing, business development and management. Her previous experience includes serving as President and Chief Executive Officer of IP2M, a multi-platform media company specializing in healthcare, where under her leadership, the company was selected as being one of the 10 fastest growing technology companies in Houston. She also previously held the position of Executive Vice President and Chief Medical Officer for HealthHelp, Inc., a National Radiology Management company. Dr. Smith has acted as a senior advisor to, and investor in, both publicly traded and privately held companies where she has played a significant role in restructuring and/or growing such businesses.

Dr. Smith also currently serves on the Board of Directors of Signal Genetics (NASDAQ: SGNL). She served on the Board of Trustees of the NYU Langone Medical Center and is past Chairman of the Board of Directors for the New York University Hospital for Joint Diseases. Currently, Dr. Smith is the President and Chairman of the Board of Directors of The Stem for Life Foundation, a non-profit entity that seeks to create a movement to accelerate development of cell therapies which are believed to hold the promise to cure many of the world’s most debilitating illnesses as opposed to merely treating their symptoms. She also serves on the Board of Directors of the Science and Faith STOQ Foundation in Rome, as well as on the Capital Formation Committee of the Alliance for Regenerative Medicine.

Dr. Smith earned her M.D. from Yale University and her M.B.A. from the Wharton School of Business.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
August 25, 2015		Paul Buck
Chief Financial Officer